UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 28, 2017

Oglethorpe Power Corporation

(An Electric Membership Corporation)

(Exact name of registrant as specified in its charter)

GEORGIA	000-53908	58-1211925
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

2100 East Exchange Place
Tucker, Georgia	30084-5336
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 270-7600

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

The information related to the Interim Assessment Agreement, as discussed in Item 8.01, is incorporated by reference into this Item 1.01.

Item 8.01                                           Other Events.

See “BUSINESS — OUR POWER SUPPLY RESOURCES — Future Power Resources — Plant Vogtle Units No. 3 and No. 4” and Note 7a of Notes to Consolidated Financial Statements of our annual report on Form 10-K for the year ended December 31, 2016 for additional information regarding our 30% interest in the two new nuclear generating units under construction at Plant Vogtle, Units No. 3 and No. 4, including the Engineering, Procurement and Construction Agreement among Georgia Power Company, acting for itself and as agent for, us, the Municipal Electric Authority of Georgia, and the City of Dalton, Georgia, acting by and through its Board of Water, Light, and Sinking Fund Commissioners, doing business as Dalton Utilities (collectively, the Co-owners), and a consortium consisting of Westinghouse Electric Company LLC and WECTEC Global Project Services Inc. (together, the Contractor), under which the Contractor agreed to design, engineer, procure, construct, and test two AP1000 nuclear generating units and related facilities at Plant Vogtle (the EPC Agreement).

In our Current Report on Form 8-K dated March 29, 2017, we reported Georgia Power’s entry into an Interim Assessment Agreement, on behalf of itself and as agent for the other Co-owners, with the Contractor and WECTEC Staffing Services LLC (the Interim Assessment Agreement).

The term of the Interim Assessment Agreement was originally scheduled to expire on April 28, 2017.  On April 28, 2017, Georgia Power, for itself and as agent for the other Co-owners, the Contractor, and WECTEC Staffing entered into an amendment to the Interim Assessment Agreement solely to extend the term of the Interim Assessment Agreement through the earlier of (i) May 12, 2017 and (ii) termination of the Interim Assessment Agreement by any party upon five business days’ notice.  The other terms of the Interim Assessment Agreement remain unchanged.

Georgia Power, for itself and as agent for the other Co-owners, is also negotiating a new service agreement which would, if necessary, engage the Contractor to provide design, engineering, and procurement services to Southern Nuclear Operating Company, Inc., in the event Southern Nuclear assumes control over management of construction of Vogtle Units No. 3 and No. 4.

Georgia Power and the other Co-owners are continuing to conduct a comprehensive schedule and cost-to-complete assessment, as well as a cancellation cost assessment, to determine the impact of the Contractor’s bankruptcy filing on the construction of Vogtle Units No. 3 and No. 4. We intend to work with Georgia Power and the other Co-owners to determine future actions related to Vogtle Units No. 3 and No. 4. Georgia Power has stated that it is working with the Georgia Public Service Commission in regards to this same determination.

The ultimate outcome of these matters cannot be determined at this time.

Item 9.01                                           Financial Statements and Exhibits

(a)                                 Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Not applicable.

Cautionary Statement Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties.  Forward-looking information includes, among other things, statements concerning future actions related to Vogtle Units No. 3 and No. 4 and negotiations with the Contractor regarding a new service agreement. We caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside of our control; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in our Form 10-K under “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS”, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the results of the Contractor’s bankruptcy filing, including the effect on the EPC Agreement and the U.S. Department of Energy loan guarantees; any inability or other failure by Toshiba Corporation to perform its obligations pursuant to its guarantee of certain obligations of the Contractor under the EPC Agreement; the ability to control costs and avoid cost overruns during the development and construction of Vogtle Units No. 3 and No. 4; and legal proceedings and regulatory approvals and actions related to Vogtle Units No. 3 and No. 4, including Georgia Public Service Commission approvals and Nuclear Regulatory Commission actions. We expressly disclaim any obligation to update any forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date:	May 1, 2017	By:	/s/ Michael L. Smith
Michael L. Smith
President and Chief Executive Officer